                                                                     EXHIBIT 5.1


[SULLIVAN & CROMWELL LETTERHEAD]



                                                                   June 16, 1999


The Goldman Sachs Group, Inc.,
      85 Broad Street,
           New York, New York  10004.

Dear Sirs:

                  In connection with the registration under the Securities Act of 1933 (the "Act") of 312,555,866 shares (the "Securities") of common stock, par value $.01 per share (the "Common Stock"), of The Goldman Sachs Group, Inc., a Delaware corporation (the "Company"), and 312,555,866 related stock purchase rights (the "Rights") issued pursuant to the Shareholder Protection Rights Agreement, dated as of April 5, 1999 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), we, as your counsel, have examined such corporate and partnership records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Of the Securities, 12,555,866 shares (the "DCP Shares") of Common Stock were contributed to the trust underlying The Goldman Sachs Defined Contribution Plan, and the remaining 300,000,000 shares (the "SIP Shares") of Common Stock have been authorized for issuance under The Goldman Sachs 1999 Stock Incentive Plan (the "SIP"). Upon the basis of such examination, we advise you that, in our opinion:

                  (1) The DCP Shares have been validly issued and are fully paid and nonassessable.

                  (2) When the registration statement relating to the SIP Shares and the associated Rights (the "Registration Statement") has become effective under the Act, the terms of the sale of the SIP Shares have been duly established in conformity with the Company's amended and restated certificate of incorporation and the SIP so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the SIP Shares have been duly issued as contemplated by the Registration Statement and the SIP, the SIP Shares will be validly issued, fully paid and nonassessable.

                  (3) Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, the Rights associated with the DCP Shares have been validly issued.

                  (4) Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act, the SIP Shares have been duly issued as contemplated by the Registration Statement and the SIP and the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the SIP Shares will be validly issued.

                  In connection with our opinion set forth in paragraphs (2) and
(4) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

                  The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We have relied as to certain matters on information obtained from public officials, officers of the Company and the general partner of the Company's predecessor, The Goldman Sachs Group, L.P., and other sources believed by us to be responsible.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "Validity of Common Stock" and "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                  Very truly yours,



                                                  /S/ Sullivan & Cromwell